EXHIBIT (32)

Section 1350 Certifications

Section 1350 Certifications

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of The Procter & Gamble Company (the “Company”) certifies to his knowledge that:

(1)	The Annual Report on Form 10-K of the Company for the year ended June 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in that Form 10-K fairly presents, in all material respects, the financial conditions and results of operations of the Company.

/s/ ROBERT A. MCDONALD
(Robert A. McDonald)
President and Chief Executive Officer

August 14, 2009
Date

A signed original of this written statement required by Section 906 has been provided to The Procter & Gamble Company and will be retained by The Procter & Gamble Company and furnished to the Securities and Exchange Commission or its staff upon request.

Section 1350 Certifications

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of The Procter & Gamble Company (the “Company”) certifies to his knowledge that:

(1)	The Annual Report on Form 10-K of the Company for the year ended June 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in that Form 10-K fairly presents, in all material respects, the financial conditions and results of operations of the Company.

/s/ JON R. MOELLER
(Jon R. Moeller)
Chief Financial Officer

August 14, 2009
Date

A signed original of this written statement required by Section 906 has been provided to The Procter & Gamble Company and will be retained by The Procter & Gamble Company and furnished to the Securities and Exchange Commission or its staff upon request.